                                                              Exhibit 23.7
                                                              ------------


                           CONSENT OF MERRILL LYNCH


     We hereby consent to the use of our opinion letter dated December ___, 1996 to the Board of Directors of Webster Financial Corporation included as Appendix B to the Proxy Statement which forms a part of the Registration Statement on From S-4 relating to the proposed merger of DS Bancor, Inc. with and into Webster Financial Corporation and to the references to such opinion in such Proxy Statement under the caption "Opinion of Webster Financial Advisor". In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.








                                          MERRILL LYNCH, PIERCE, FENNER & SMITH
                                           INCORPORATED



                                          By:  /s/ Michael F. Barry
                                               --------------------------------
                                               Michael F. Barry
                                               Director-Merrill Lynch & Co.
                                               Investment Banking Group


December 16, 1996

                                      E-8